[LOGO]    NewAlliance Bancshares

Capital ideas.  Human values.

Investor & Analyst Presentation
February 2005

The Year in Review

•	Largest Bank IPO in U.S. History

•	Concurrently Made Two Acquisitions – More Than Doubling Size to $6 billion

•	Fully Integrated Three Institutions

•	Achieved Planned Cost Saves

•	Launched $40 million Foundation, now valued at approximately $60 million

•	Have Extensive Research Coverage for a New Company; 9 analysts

•	Increased Quarterly Dividend to 5 cents after 4th Quarter

4th Quarter Financials

•	GAAP Earnings of $11.6 million -- EPS of 11 cents
•	Operating Earnings $12.4 million -- Operating EPS 12 cents
•	Net Interest Margin 3.15%; Rose 22 bps from 2nd Quarter
•	GAAP ROA to 0.74% from 0.51% Previous Quarter
•	Strong Asset Quality
-	NPLs/Loans 0.33%, NPAs/Assets 0.16%
•	Efficiency Ratio 66% exclusive of M&A activity, securities gains

2004 Financials

•	GAAP Income $4.1 million

•	Operating Income $41.5 million*

•	Operating EPS Run Rate 46 cents* * Excludes Foundation contribution and M&A expenses

Quick Facts

•	$6.3 Billion in Assets
-	$3.1 billion in Loans
-	$3.7 billion in Deposits
-	20% Non-Interest Income to Operating Revenue
-	16.3% Tangible Capital

•	Strong Franchise along Connecticut’s I91 & I95 corridors
-	64 Branches
-	Statewide Commercial Lending

•	Fifth Largest Deposit Share in CT at 6/30/04

•	The Leading Community Bank in USA’s highest income state

•	Trades on NYSE - NAL

Expanded Market Area

[MAP]

Experienced Management Team

[CHART]

Connecticut Market Share

[CHART]

Critical Mass in Each Market

[CHART]

Key 2005 Priorities

The Year 2004 was Focused on Integration and Stabilization; in 2005 the Focus is to:

▪	Deliver Strong Deposit and Loan Growth

▪	Accelerate Revenue Momentum

▪	Increase Operating Efficiency

▪	Preserve Sound Risk Management

The Right Business Plan to Maintain Momentum

▪
Differentiated by our highly effective community bank model
- Emphasis on "Best Practice" products and services offered by commercial banks
- Delivered with a high level of Customer Service;
          - Strong relationship orientation;
          - Local decision making; and
          - Strong sales culture and reward system.

▪	Earnings growth will focus on: - Increasing Loan growth; - Promoting the growth of checking and other core deposits; - Increasing our fee income; - Achieving scale efficiencies.

Accelerate Revenue Momentum

•	Increase Deposits by 5 – 8%
-	New Products, Checking Emphasis
-	Strong Marketing Focus
-	Sales Training and Incentives

•	Increase Non-residential Lending by 10 - 15%
-	New Products
-	New Channels

•	Increase Fee Income 15 – 20%
-	Increase Wealth Management Penetration
-	Increase Level of Fee Paying Customers

Increase Operating Efficiency

•	Leverage Scale Efficiencies

•	Focus on Automation

•	Streamline Operational Processes

2005 Financial Metrics

•	Comfortable with 53 cent 2005 Consensus Estimate Up 15% from 2004 Run Rate of 46 cents*

▪	Sustain Margin in 3.15% Range

▪	Target 60% efficiency ratio by 2006, 58% by 2007

▪	Move ROA to 1% by 2007 organically

▪	Maintain Pristine Asset Quality * Exclusive of Merger and Foundation costs

Interest Rate Posture

•	Average duration of NewAlliance Bancshares’ investment portfolio is 2.0 years.
•	Duration of loan portfolio 2.2 years
•	30-year fixed rate loans less than 11% of loan portfolio
•	Duration of FHLB advances (weighted average) 3.6 years
•	NewAlliance Bancshares is well-positioned to benefit from a rising interest rate environment.
•	Upward 200bp shock increases margin by 2.77%
•	Downward 50bp shock decreases margin by 0.06%

Capital Management

Evaluate Sound, Disciplined and Opportunistic ways to deploy capital:

•	Acquisitions

•	Stock Repurchases

•	Dividends

Summary

•	Poised for growth, organic and by acquisition

•	Strong Market Presence in Strong Markets

•	Strong Management Team

•	Highly Capitalized

Research Coverage

•	Ryan Beck

•	Keefe Bruyette & Woods

•	Friedman, Billings Ramsey

•	Sandler O’Neill

•	FIG Partners

•	Moors & Cabot

•	RBC Capital Markets

•	C.L. King

•	Sidoti & Company

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.